Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated 12 May 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the 2010 Annual Report to shareholders of BT Group plc on Form 20-F for the year ended 31 March 2010.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
London, United Kingdom
12 November 2010